UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2021

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2021, NortonLifeLock Inc. (the “Company”) entered into the First Amendment with JPMorgan Chase Bank, N.A., as term loan administrative agent, Wells Fargo Bank, National Association, as revolver administrative agent, and the lenders and other parties party thereto (the “First Amendment”). The First Amendment amends the credit agreement (as amended by the First Amendment, the “Amended Credit Agreement”) dated as of November 4, 2019, by and among the Company, JPMorgan Chase Bank, N.A., as term loan administrative agent and collateral agent, and Wells Fargo Bank, National Association, as revolver administrative agent and swingline lender, and the lenders (the “Lenders”), issuing banks and other parties party thereto to, among other things, (i) extend the maturity of the loans outstanding under the initial term loan facility (the “Initial Term Loan Facility”) to May 2026, (ii) extend the maturity of the loans outstanding under the delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) to May 2026, (iii) provide an additional five year term loan facility (the “Additional Term Loan Facility” and, collectively with the Initial Term Loan Facility and the Delayed Draw Term Loan Facility, the “Term Loan Facility”) and (iv) extend the maturity of the revolving credit facility (the “Revolving Loan Facility”) to May 2026. At closing of the First Amendment and the Amended Credit Agreement, the Company did not borrow any funds under the Revolving Loan Facility and fully borrowed the Additional Term Loan Facility, such that loans in an aggregate principal amount of $1.75 billion were outstanding under the Term Loan Facility.

The Revolving Loan Facility provides that the Company may borrow up to $1.0 billion of revolving loans for working capital, general corporate purposes and other purposes not restricted by the Amended Credit Agreement. The Company has agreed to pay the Lenders a commitment fee for their commitments under the Revolving Loan Facility at a rate per annum that varies based on the Company’s ratio of debt to adjusted EBITDA (adjusted earnings before interest, taxes, depreciation, and amortization) and the debt ratings, as determined by Standard & Poor’s and Moody’s, of the Company’s non-credit-enhanced, senior unsecured long-term debt (the “Debt Ratings”). The Amended Credit Agreement also includes a feature that allows the Company to increase availability under the Revolving Loan Facility or the Term Loan Facility, at the Company’s option, by an aggregate amount of up to $500 million, subject to obtaining additional commitments from existing lenders or new lenders and other customary conditions.

The loans under the Amended Credit Agreement bear interest, at the Company’s option, at either a rate equal to (x) the greater of (i) the rate of interest publicly announced by Wells Fargo Bank, National Association, in the case of revolving loans, and JPMorgan Chase Bank, N.A., in the case of term loans, as its “prime rate” and (ii) the greater of the federal funds effective rate as announced by the New York Federal Reserve Bank and the overnight bank funding rate as determined by the New York Federal Reserve Bank, plus 0.50%, or (y) the LIBOR rate, as adjusted for statutory reserves (the “Adjusted LIBO Rate”), in each case plus a margin that varies based on the Company’s ratio of debt to adjusted EBITDA and its Debt Ratings. Under the Amended Credit Agreement, the Company may select an interest period of one, three or six months for each loan if the Adjusted LIBO Rate is chosen (or, with the consent of each applicable Lender, twelve or fewer months or a period of shorter than one month).

The Initial Term Facility, Delayed Draw Term Facility, Additional Term Loan Facility and Revolving Loan Facility each mature on May 7, 2026, in each case subject to extension as provided for in the Amended Credit Agreement. The Company may prepay loans under the Amended Credit Agreement at any time at its option, without penalty, subject to reimbursement of certain costs in the case of borrowings that bear interest at the Adjusted LIBO Rate. The revolving loans may be repaid and reborrowed from time to time prior to May 7, 2026. Amounts borrowed under the Term Loan Facility may not be reborrowed once repaid.

The First Amendment and Amended Credit Agreement contain customary representations and warranties, and affirmative and negative covenants, including an affirmative covenant that the Company maintain a ratio of debt to adjusted EBITDA of not more than 5.25 to 1.00 (subject to adjustment in connection with material acquisitions), and restrictions on, among other things, liens, stock repurchases and dividends (with exceptions permitting the Company’s regular quarterly dividend and permitting additional dividends and stock repurchases). In addition, the Amended Credit Agreement contains customary events of default under which the Company’s payment obligations may be accelerated and the interest rate applicable to any overdue principal amounts will increase by 200 basis points, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults and cross-acceleration with certain other indebtedness, certain undischarged judgments, bankruptcy or insolvency events, the inability to pay debts, the occurrence of certain ERISA events, actual or asserted invalidity of loan documents or security interests, or the Company experiencing a change of control described in the Amended Credit Agreement. The Company’s obligations under the Amended Credit Agreement are guaranteed by certain of the Company’s U.S. subsidiaries pursuant to a subsidiary guaranty, and are secured by assets of the Company and the guarantors other than interests in real property and equity interests and intercompany indebtedness of subsidiaries.

In the ordinary course of their respective businesses, certain of the Lenders and the other parties to the First Amendment and the Amended Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The description of the First Amendment and the Amended Credit Agreement contained herein is qualified in its entirety by reference to the First Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On May 7, 2021, the Company entered into the First Amendment described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: May 10, 2021	By:	/s/ Natalie Derse
Natalie Derse, Chief Financial Officer